Exhibit 32.1
NORDSTROM, INC.
1617 SIXTH AVENUE
SEATTLE, WASHINGTON 98101
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Nordstrom, Inc. (the “Company”) on Form 10-Q for the period ended November 2, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Erik B. Nordstrom, Chief Executive Officer (Principal Executive Officer), and Catherine R. Smith, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
•The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 5, 2024

/s/ Erik B. Nordstrom
Erik B. Nordstrom
Chief Executive Officer of Nordstrom, Inc.

/s/ Catherine R. Smith
Catherine R. Smith
Chief Financial Officer of Nordstrom, Inc.

A signed original of this written statement required by Section 906 has been provided to Nordstrom, Inc. and will be retained by Nordstrom, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.